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                                                                     Exhibit (n)

                              EXCELSIOR FUNDS TRUST
                                  (the "Trust")

              AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3 FOR
                                  OPERATION OF
                              A MULTI-CLASS SYSTEM

                                 I. INTRODUCTION

          On February 23, 1995, the Securities and Exchange Commission (the "Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. On May 7, 1996, the Board of Trustees of the Trust initially authorized the Trust to operate a multi-class distribution structure in compliance with Rule 18f-3. This Plan pursuant to Rule 18f-3 for operation of a multi-class system is hereby amended and restated as of July 28, 2000, July 31, 2003, November 14, 2003, and July 30, 2004.

                            II. ATTRIBUTES OF CLASSES

A.   Generally

          The Trust is authorized to offer two classes of shares - Shares and Institutional Shares - in each of the Equity, Optimum Growth, Income, Total Return Bond, High Yield, International Equity, Enhanced Tax Managed International and Equity Core Funds; the Trust is authorized to offer three classes of shares - Shares, Institutional Shares and Retirement Shares ("R Shares") - in the Mid Cap Value and Equity Income Funds (each, a "Fund" and, collectively, the "Funds").

          In general, shares of each class shall be identical except for different expense variables (which may result in different yields or total returns for each class), certain related rights and certain shareholder services. More particularly, the Shares, Institutional Shares and R Shares of a Fund shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a class pursuant to the Distribution Plan adopted for such class and (ii) other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are

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reviewed and approved by a vote of the Board of Trustees, including a majority of the non-interested trustees; (b) the fact that (i) each class shall vote separately on any matter submitted to shareholders that pertains to the Distribution Plan adopted for such class and (ii) each class shall vote separately on any matter submitted to shareholders that pertains to the class expenses borne by such class; (c) the exchange privileges of each class of shares; (d) the designation of each class of shares of the Funds; and (e) the different shareholder services relating to each class of shares.

B.   Expenses and Distribution Arrangements

               Shares

               Shares of each Fund shall be available for purchase by individual investors.

               Shares of each Fund initially shall not be subject to a sales charge but shall be subject to a fee payable pursuant to the Distribution Plan adopted for that class which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund's outstanding Shares. Payments under the Distribution Plan will be used to compensate the Trust's distributor for its services which are intended to result in the sale of Shares.

               Shares of each Fund shall initially be subject to a fee payable pursuant to the Administrative Services Plan adopted for such Shares which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund's Shares held by customers of institutions that have entered into agreements with the Trust pursuant to such Plan. Shareholder services provided under the Administrative Services Plan may include: (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem Shares; and (iii) providing periodic statements.

               Institutional Shares

               Institutional Shares of each Fund shall be available for purchase by certain institutional investors.

               Institutional Shares of each Fund initially shall not be subject to any sales charge or fee payable pursuant to a distribution plan.

               Institutional Shares of each Fund shall initially be subject to a fee payable pursuant to the Administrative Services Plan adopted for such Institutional Shares which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund's Institutional Shares held by customers of institutions that have entered into agreements with the Trust pursuant to such Plan. Shareholder services provided under the Administrative Services Plan may include: (i) assisting in processing

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purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem Institutional Shares; and (iii) providing periodic statements.

               R Shares

               R Shares of a Fund shall be available for purchase by 401(k) plans.

               R Shares of a Fund initially shall not be subject to a sales charge but shall be subject to a fee payable pursuant to the Distribution Plan adopted for that class at the annual rate of 0.50% of the average daily net assets, limited to actual costs incurred, of such shares. Payments under the Distribution Plan will be used to reimburse the Trust's distributor for costs and expenses incurred in providing services relating to the offering and the sale of R Shares.

               R Shares of a Fund shall initially be subject to a fee payable pursuant to the Administrative Services Plan adopted for such R Shares which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund's R Shares held by customers of 401(k) plans that have entered into agreements with the Trust pursuant to such Plan. Shareholder services provided under the Administrative Services Plan may include: (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem R Shares; and (iii) providing periodic statements.

C.   Exchange Privileges

               Shares

               Holders of Shares generally shall be permitted to exchange those Shares for: (i) Shares of another Fund offered by the Trust; and (ii) Shares of an investment portfolio of Excelsior Funds, Inc. and Excelsior Tax-Exempt Funds, Inc.

               Institutional Shares

               Holders of Institutional Shares generally shall be permitted to exchange those Institutional Shares for: (i) Institutional Shares of another Fund offered by the Trust; and (ii) Institutional Shares of the Government Money, Money and Value and Restructuring Funds of Excelsior Funds, Inc.

               R Shares

               Holders of R Shares generally shall be permitted to exchange those R Shares for : (i) R Shares of another Fund offered by the Trust; and (ii) R Shares of the

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Large Cap Growth, Managed Income, Small Cap and Value and Restructuring Funds of
Excelsior Funds, Inc.

D.   Conversion Features

          The Trust shall not initially offer a conversion feature to holders of Shares.

E.   Shareholder Services

          1.   Automatic Investment Program

               The Trust shall initially offer an automatic investment program whereby, in general, an individual investor may arrange to have Shares purchased automatically by authorizing the Trust's transfer agent to withdraw funds from the investor's bank account.

          2.   Systematic Withdrawal Plan

               The Trust shall initially offer a systematic withdrawal plan whereby, in general, an individual investor may arrange to have Shares redeemed automatically.

F.   Methodology for Allocating Expenses Between Classes

               Class-specific expenses of a Fund shall be allocated to the specific class of shares of that Fund. Non-class-specific expenses of the Funds shall be allocated in accordance with paragraph (c) of Rule 18f-3.

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